UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 27, 2013

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers

On March 27, 2013, HF Financial Corp. (the “Company”), acting through its wholly owned subsidiary, Home Federal Bank (the “Bank”), entered into agreements with its named executive officers which replaced and superseded the employment and change-in-control agreements between the Bank and each executive, effective March 31, 2013. These agreements are: an Amended and Restated Employment Agreement and Amended and Restated Change-in-Control Agreement with Stephen M. Bianchi, the Company’s Chief Executive Officer, as Chief Executive Officer and President of the Bank; an Employment Agreement and Change-in-Control Agreement with Brent R. Olthoff, the Company’s Chief Financial Officer, as Senior Vice President / Chief Financial Officer and Treasurer of the Bank; and an Employment Agreement and Change-in-Control Agreement with Michael Westberg, as Senior Vice President / Chief Credit Officer of the Bank.

The employment agreements with Messrs. Bianchi, Olthoff and Westberg are each effective March 31, 2013 and provide for employment with the Bank through June 30, 2014. The employment agreements may be renewed for not less than one year by mutual agreement of the parties, no later than ninety days prior to the end of the existing term. If, during the term, any of these executives are terminated without cause, as defined in the agreements, the terminated executive is entitled to his salary through the remainder of the then-existing term. In Mr. Bianchi’s case, such severance would be up to a maximum of twelve months but in no event less than six months of salary. Pursuant to the change-in-control agreements, each executive is also entitled to specified severance and other benefits upon termination of his employment within 24 months following a change in control either by the Bank for any reason other than “cause,” or by the executive officer for “good reason,” each as defined in the agreements.

The employment agreements provide for an annual base salary, which may be increased by the Bank, as follows: $350,000 for Mr. Bianchi, $171,000 for Mr. Olthoff, and $163,000 for Mr. Westberg. Each executive is also entitled to participate in the Bank’s executive incentive plans and all other benefits generally made available to the Bank’s other employees (including, but not limited to, term life insurance, medical, dental and disability coverage, paid personal time off and certain retirement benefits). Each executive has also agreed to certain confidentiality provisions during the term of his employment and any time thereafter, and certain non-competition and non-recruitment provisions during his employment and for two years thereafter (for Mr. Bianchi) or one year thereafter (for Messrs. Olthoff and Westberg).

The description of the employment and change-in-control agreements between the Bank and the foregoing executives are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 through 10.6 and incorporated by reference herein.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

10.1	Amended and Restated Employment Agreement between Stephen M. Bianchi and Home Federal Bank, dated March 27, 2013.

10.2	Amended and Restated Change-in-Control Agreement between Stephen M. Bianchi and Home Federal Bank, dated March 27, 2013.

10.3	Employment Agreement between Brent R. Olthoff and Home Federal Bank, dated March 27, 2013.

10.4	Change-in-Control Agreement between Brent R. Olthoff and Home Federal Bank, dated March 27, 2013.

10.5	Employment Agreement between Michael Westberg and Home Federal Bank, dated March 27, 2013.

10.6	Change-in-Control Agreement between Michael Westberg and Home Federal Bank, dated March 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date: April 2, 2013	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi, President and Chief Executive Officer
(Duly Authorized Officer)

Date: April 2, 2013	By:	/s/ Brent R. Olthoff
Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)